UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 20, 2005

MAYTAG CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	1-655	42-0401785
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

403 West Fourth Street North

Newton, Iowa 50208

(Address of Principal Executive Offices) (Zip Code)

Telephone: (641) 792-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 5, 2004, Maytag Corporation, a Delaware corporation (“Maytag”), entered into a three-year $400 million credit facility (as amended, the “Credit Agreement”) with the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (then known as Bank One, NA), a national banking association, as administrative agent for the lenders (the “Administrative Agent”). The Credit Agreement was amended by a First Amendment dated June 25, 2004 and a Second Amendment dated October 8, 2004, pursuant to which the financial covenants in the Credit Agreement were amended and the facility size was reduced from $400 million to $300 million.

On June 20, 2005, Maytag entered into the Third Amendment to the Credit Agreement with the Lenders and the Administrative Agent (the “Third Amendment”). The Third Amendment provides that any 2005 non-cash restructuring charges will be added back to operating income in calculating Consolidated EBIT (as defined in the Credit Agreement) for purposes of the Credit Agreement. The Third Amendment also amends the financial covenants contained in the Credit Agreement. The interest coverage ratio covenant was amended by changing the ratio being tested from Consolidated EBIT to Consolidated Interest Expense (as defined in the Credit Agreement) to Consolidated EBITDA (as defined in the Credit Agreement) to Consolidated Interest Expense, and setting the required interest coverage ratio as so defined at 3.0 to 1. The leverage ratio covenant was amended by increasing the maximum permitted ratio of Consolidated Indebtedness (as defined in the Credit Agreement) to Consolidated EBITDA of Maytag through 2005.

In connection with the Third Amendment, Maytag Sales, Inc., a wholly-owned subsidiary of Maytag (“Maytag Sales”), entered into a Pledge and Security Agreement with the Administrative Agent (the “Security Agreement”). Pursuant to the Security Agreement, Maytag Sales granted to the Administrative Agent, for the benefit of the Lenders, a security interest in all of Maytag Sales’ accounts receivable and inventory and certain related assets, to secure Maytag’s obligations under the Credit Agreement.

A copy of the Third Amendment and a copy of the Security Agreement are filed as exhibits hereto and are incorporated herein by reference.

Item 8.01 Other Events

On June 23, 2005, Maytag Corporation issued a press release announcing that it has received a commitment letter for a $500 million five-year, senior secured revolving credit facility and that it has obtained an amendment to its current $300 million revolving credit facility, due March 2007. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYTAG CORPORATION

By:	/s/ George C. Moore
George C. Moore
Executive Vice President and
Chief Financial Officer

Dated: June 24, 2005

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EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Third Amendment to Credit Agreement dated as of June 20, 2005 among Maytag Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), as administrative agent for the lenders.

4.2	Pledge and Security Agreement dated as of June 20, 2005 by and between Maytag Sales, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated July 23, 2005.

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